Exhibit (e)(5)

                  AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

            AMENDMENT made as of June 14, 2006 to the Distribution Services Agreement (the "Agreement") made as of July 22, 1992, April 30, 1993, November 3, 2003 and March 1, 2005, between ALLIANCEBERNSTEIN BALANCED SHARES, INC. (formerly Alliance Balanced Shares, Inc.), a Maryland corporation (the "Fund"), and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly AllianceBernstein Investment Research and Management, Inc. and Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.

                                   WITNESSETH

            WHEREAS, the Fund and the Underwriter are parties to the Agreement;

            WHEREAS, the Fund and the Underwriter wish to amend the Agreement in the manner set forth herein;

            NOW, THEREFORE, the parties agree to amend the Agreement as follows:

            1. Section 12(a) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

                  SECTION 12. Term of Agreement.

                  (a) This agreement shall become effective on the date
            hereof and shall continue in effect until September 30, 1987, and continue in effect thereafter; provided, however, that such continuance is specifically approved at least annually by the Directors of the Fund or by majority vote of the holders of the outstanding voting securities (as defined in the Investment Company Act), and, in either case, by a majority of the Directors of the Fund who are not parties to this agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as directors of the Fund) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto; provided further, however, that if the continuation of this agreement is not approved, the Underwriter may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon effectiveness of this agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This agreement may be terminated (i) by the Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined), or by a vote of a majority of the Directors of the Fund who are not interested persons, as defined in the Investment Company Act, of the Fund and have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto, in either event on sixty days' written notice to the Underwriter; provided, however, that no such notice shall be required if such termination is stated by the Fund to relate only to Sections 5 and 16 hereof (in which event Sections 5 and 16 shall be deemed to have been severed herefrom and all other provisions of this agreement shall continue in full force and effect), or (ii) by the Underwriter on sixty days' written notice to the Fund.

            2. No Other Changes. Except as provided herein, the Agreement shall be unaffected hereby.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.


                                   ALLIANCEBERNSTEIN BALANCED SHARES, INC.


                                   By:   /s/ Emilie D. Wrapp
                                         ---------------------------------------
                                         Name: Emilie D. Wrapp
                                         Title: Secretary




                                   ALLIANCEBERNSTEIN INVESTMENTS, INC.


                                   By:   /s/ Andrew L. Gangolf
                                         ---------------------------------------
                                         Name: Andrew L. Gangolf
                                         Title: Senior Vice President and
                                                Assistant General Counsel




Accepted as of the date written above:

ALLIANCEBERNSTEIN L.P.


By:    /s/ Adam Spilka
       -------------------------------------
       Name: Adam Spilka
       Title:  Secretary